EXHIBIT 99.1

[Huron Consulting Group Logo]
News

FOR IMMEDIATE RELEASE
April 30, 2009

Huron Consulting Group Reports First Quarter 2009 Financial Results

•	Revenues of $163.0 million for Q1 2009 increased 16.9% from $139.4 million in Q1 2008.
•	Diluted earnings per share for Q1 2009 was $0.51 compared to $0.56 in Q1 2008.
•
Severance charges for Q1 2009 were $1.4 million compared to $0.3 million in Q1 2008 with these charges representing approximately $0.04 per diluted share in Q1 2009 versus $0.01 per diluted share in Q1 2008.

•
Average number of full-time billable consultants(1) totaled 1,551 for Q1 2009 compared to 1,237 for Q1 2008. Average number of full-time equivalent professionals(4) totaled 713 for Q1 2009 compared to 753 in the same period last year.

CHICAGO – April 30, 2009 – Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today announced financial results for the first quarter ended March 31, 2009.

“As we anticipated last quarter, the first three months of 2009 have been positive for our Health and Education Consulting segment, which represented 57 percent of Huron’s revenues in the quarter. This segment continued its substantial growth given the ongoing financial and operational pressures hospitals, healthcare organizations and universities are facing,” said Gary E. Holdren, chairman and chief executive officer, Huron Consulting Group.

“We remain confident of Huron’s ability to generate meaningful incremental growth during 2009. Health and Education Consulting should continue to produce strong results and increasing second half revenues based upon a strong backlog and forecasted contingent fees. We are seeing solid, ongoing demand in Corporate Consulting. In both Legal Consulting and Accounting & Financial Consulting, recent new client wins and a solid pipeline of new opportunities cause us to be optimistic that these segments will demonstrate improvements during the balance of the year,” added Holdren. “We reiterate our previous outlook for Huron’s full year performance. We are increasingly confident of our ability to generate higher revenues throughout the remaining three quarters of the year, while meeting our bottom line expectations by maintaining strong management of headcount as well as SG&A expenses.”

First Quarter 2009 Results
Revenues of $163.0 million for the first quarter of 2009 increased 16.9% from $139.4 million for the first quarter of 2008. The Company's first quarter 2009 operating income increased 5.9% to $21.8 million compared to $20.6 million in the first quarter of 2008. Net income was $10.3 million, or $0.51 per diluted share, for the first quarter of 2009 compared to $10.2 million, or $0.56 per diluted share, for the same period last year. Severance charges for Q1 2009 were $1.4 million compared to $0.3 million in Q1 2008 with these charges representing approximately $0.04 per diluted share in Q1 2009 versus $0.01 per diluted share in Q1 2008.

First quarter 2009 earnings before interest, taxes, depreciation and amortization ("EBITDA")(5) increased 13.6% to $29.3 million, or 18.0% of revenues, compared to $25.8 million, or 18.5% of revenues, in the comparable quarter last year. Adjusted EBITDA(5), which excludes share-based compensation expense, rose 11.5% to $35.9 million, or 22.0% of revenues, compared to $32.2 million, or 23.1% of revenues, in the comparable quarter last year. Results for the first quarter of 2009 included $0.7 million of rapid amortization on intangible assets. There was no rapid amortization in the first quarter of 2008.

The average number of full-time billable consultants(1) increased 25.4% to 1,551 in the first quarter of 2009 compared to 1,237 in the same quarter last year. Full-time billable consultant utilization rate was 69.7% during the first quarter of 2009 compared with 65.0% during the same period last year. Average billing rate per hour for full-time billable consultants was $259 for the first quarter of 2009 compared to $276 for the first quarter of 2008. The average number of full-time equivalent professionals(4) totaled 713 in the first quarter of 2009 compared to 753 for the comparable period in 2008.

Operating Segments
Huron’s long-term success is dependent upon its broad portfolio of service offerings that help clients address complex business challenges. The Company’s operating segments are as follows: Health and Education Consulting; Accounting & Financial Consulting; Legal Consulting; and Corporate Consulting.

•
Health and Education Consulting – First quarter 2009 segment results continued their strong growth momentum, as healthcare facilities and universities sought help in improving their top and bottom line operating performance. In addition, many institutions are concerned about assuring compliance with their debt covenants, and Huron believes its expertise and tools are well matched to these needs. Similar market drivers should continue throughout 2009 regardless of macroeconomic conditions. The Company also expects additional growth to come from the Higher Education business outside the United States.

•
Accounting & Financial Consulting – As discussed in previous quarters, this segment has been working to broaden its market position and service offerings. In the first quarter, Accounting & Financial Consulting took several steps to pursue evolving markets and address client needs including the hiring of experts in financial services, government services, and International Financial Reporting Standards (IFRS). The Company expects an improving market for event-driven matters could enhance the performance of this segment in the second half of 2009.

•
Legal Consulting – This segment was affected in the first quarter of 2009 by corporate general counsels’ efforts to defer litigation-related and other costs in response to the economic downturn. Huron believes these factors will change in subsequent quarters, in light of anticipated increases in litigation and regulatory activity involving the financial services and other industries. Early results for the second quarter of 2009 have shown increased activity in V3locity™, Huron’s fixed price per reviewed page e-discovery business, as well as an increased number of new matters in the Company’s core legal consulting business which should positively impact results for the upcoming quarter.

•
Corporate Consulting – This segment’s corporate Strategy consulting and Restructuring & Turnaround business lines experienced solid growth and improved performance in utilization and billing rates. Huron expects continued solid results in this segment for the remainder of the year.

Segment financial results are included in the attached schedules and discussed in greater detail in Huron's Form 10-Q filing for the quarter ended March 31, 2009.

Outlook for 2009
Huron reiterated its previous outlook for 2009 based upon current market conditions, including solid backlog growth and recent increases in the pipeline of new opportunities. The Company anticipates full year 2009 revenues before reimbursable expenses in a range of $730 million to $770 million, EBITDA in a range of $162 million to $173 million, operating income in a range of $132 million to $143 million, and between $3.10 and $3.40 in diluted earnings per share.

Share-based compensation expense of approximately $30.5 million is included in the full year 2009 estimates. Weighted average diluted share counts for 2009 are estimated to be 20.7 million.

First Quarter 2009 Webcast
The Company will host a webcast to discuss its financial results today at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). The conference call is being webcast by Thomson and can be accessed at Huron Consulting Group’s website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.

About Huron Consulting Group
Huron Consulting Group helps clients in diverse industries improve performance, comply with complex regulations, resolve disputes, recover from distress, leverage technology, and stimulate growth. The Company teams with its clients to deliver sustainable and measurable results. Huron provides services to a wide variety of both financially sound and distressed organizations, including leading academic institutions, healthcare organizations, Fortune 500 companies, medium-sized businesses, and the law firms that represent these various organizations. Learn more at www.huronconsultinggroup.com.

Statements in this press release that are not historical in nature, including those concerning Huron Consulting Group's current expectations about the Company's future results are "forward-looking" statements as defined in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” or “continues.” These forward-looking statements reflect our current expectation about our future results, levels of activity, performance or achievements, including without limitation, that our business continues to grow at the current expectations with respect to, among other factors, utilization rates, billing rates, and number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; and that existing market conditions, including those in the credit markets, do not continue to deteriorate substantially. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Therefore, you should not place undue reliance on these forward-looking statements. Please see “Risk Factors” in our 2008 Annual Report on Form 10-K and in our Quarterly Report on Form 10-Q for the period ended March 31, 2009 for a complete description of the material risks we face.

Media Contact:
Jennifer Frost Hennagir
312-880-3260
jfrost-hennagir@huronconsultinggroup.com

Investor Contact:
Gary L. Burge, Chief Financial Officer
312-583-8722
investor@huronconsultinggroup.com
###

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three months ended March 31,
	2009	2008
Revenues and reimbursable expenses:
Revenues	$163,009	$139,394
Reimbursable expenses	14,240	11,613
Total revenues and reimbursable expenses	177,249	151,007
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	99,131	83,444
Intangible assets amortization	1,686	24
Reimbursable expenses	14,300	11,610
Total direct costs and reimbursable expenses	115,117	95,078
Operating expenses:
Selling, general and administrative	34,531	30,162
Depreciation and amortization	5,759	5,138
Total operating expenses	40,290	35,300
Operating income	21,842	20,629
Other income (expense):
Interest expense, net of interest income	(2,733)	(1,833)
Other expense	(471)	(294)
Total other expense	(3,204)	(2,127)
Income before provision for income taxes	18,638	18,502
Provision for income taxes	8,387	8,289
Net income	$10,251	$10,213

Earnings per share:
Basic	$0.52	$0.59
Diluted	$0.51	$0.56

Weighted average shares used in calculating earnings per share:
Basic	19,528	17,372
Diluted	20,252	18,215

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	March 31, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$9,566	$14,106
Receivables from clients, net	87,496	88,071
Unbilled services, net	47,734	43,111
Income tax receivable	2,295	3,496
Deferred income taxes	14,427	15,708
Prepaid expenses and other current assets	16,172	14,563
Total current assets	177,690	179,055
Property and equipment, net	43,760	44,708
Deferred income taxes	828	2,064
Other non-current assets	14,664	15,722
Intangible assets, net	29,317	32,372
Goodwill	506,544	505,676
Total assets	$772,803	$779,597

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,547	$6,505
Accrued expenses	22,627	27,361
Accrued payroll and related benefits	29,642	48,374
Accrued consideration for business acquisitions	16,132	60,099
Income tax payable	1,412	2,086
Deferred revenues	20,096	21,208
Current portion of capital lease obligations	416	518
Total current liabilities	97,872	166,151
Non-current liabilities:
Deferred compensation and other liabilities	6,694	5,511
Capital lease obligations, net of current portion	139	204
Bank borrowings	321,500	280,000
Deferred lease incentives	9,076	8,705
Total non-current liabilities	337,409	294,420
Commitments and contingencies	—	—
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 22,038,006 and 21,387,679 shares issued at March 31, 2009 and December 31, 2008, respectively	204	202
Treasury stock, at cost, 516,375 and 404,357 shares at March 31, 2009 and December 31, 2008, respectively	(28,098)	(21,443)
Additional paid-in capital	227,213	211,464
Retained earnings	139,003	128,752
Accumulated other comprehensive income (loss)	(800)	51
Total stockholders’ equity	337,522	319,026
Total liabilities and stockholders’ equity	$772,803	$779,597

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended March 31,
	2009	2008
Cash flows from operating activities:
Net income	$10,251	$10,213
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	7,445	5,162
Share-based compensation	6,638	6,418
Allowances for doubtful accounts and unbilled services	(1,261)	651
Deferred income taxes	2,931	(1,487)
Changes in operating assets and liabilities, net of businesses acquired:
Decrease (increase) in receivables from clients	630	(2,823)
Increase in unbilled services	(4,564)	(11,752)
Decrease in current income tax receivable / payable, net	538	812
Increase in other assets	(503)	(1,094)
Increase in accounts payable and accrued liabilities	532	1,815
Decrease in accrued payroll and related benefits	(18,838)	(36,697)
(Decrease) increase in deferred revenues	(1,747)	332
Net cash provided by (used in) operating activities	2,052	(28,450)

Cash flows from investing activities:
Purchases of property and equipment, net	(3,598)	(5,530)
Net investment in life insurance policies	(154)	(878)
Purchases of businesses, net of cash acquired	(46,203)	(10,153)
Net cash used in investing activities	(49,955)	(16,561)

Cash flows from financing activities:
Proceeds from exercise of stock options	43	136
Shares redeemed for employee tax withholdings	(1,548)	(5,491)
Tax benefit from share-based compensation	3,963	8,018
Proceeds from borrowings under credit facility	100,500	101,500
Repayments on credit facility	(59,000)	(48,000)
Payments of capital lease obligations	(98)	(214)
Net cash provided by financing activities	43,860	55,949

Effect of exchange rate changes on cash	(497)	346

Net (decrease) increase in cash and cash equivalents	(4,540)	11,284
Cash and cash equivalents at beginning of the period	14,106	2,993
Cash and cash equivalents at end of the period	$9,566	$14,277

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended March 31,
Segment and Consolidated Operating Results (in thousands):	2009	2008	Percent Increase (Decrease)
Health and Education Consulting:
Revenues	$93,557	$51,088	83.1%
Operating income	$37,129	$22,132	67.8%
Segment operating income as a percent of segment revenues	39.7%	43.3%
Accounting and Financial Consulting:
Revenues	$24,440	$38,811	(37.0%)
Operating income	$2,528	$9,589	(73.6%)
Segment operating income as a percent of segment revenues	10.3%	24.7%
Legal Consulting:
Revenues	$22,868	$25,223	(9.3%)
Operating income	$3,241	$6,587	(50.8%)
Segment operating income as a percent of segment revenues	14.2%	26.1%
Corporate Consulting:
Revenues	$22,144	$24,272	(8.8%)
Operating income	$8,175	$9,377	(12.8%)
Segment operating income as a percent of segment revenues	36.9%	38.6%
Total Company:
Revenues	$163,009	$139,394	16.9%
Reimbursable expenses	14,240	11,613	22.6%
Total revenues and reimbursable expenses	$177,249	$151,007	17.4%

Statement of operations reconciliation:
Segment operating income	$51,073	$47,685	7.1%
Charges not allocated at the segment level:
Other selling, general and administrative expenses	23,472	21,918	7.1%
Depreciation and amortization expense	5,759	5,138	12.1%
Total operating income	21,842	20,629	5.9%
Other expense, net	3,204	2,127	50.6%
Income before provision for income taxes	$18,638	$18,502	0.7%

Other Operating Data:
Number of full-time billable consultants (at period end) (1):
Health and Education Consulting	912	466
Accounting and Financial Consulting	294	364
Legal Consulting	161	175
Corporate Consulting	167	229
Total	1,534	1,234
Average number of full-time billable consultants (for the period) (1):
Health and Education Consulting	919	458
Accounting and Financial Consulting	301	370
Legal Consulting	162	178
Corporate Consulting	169	231
Total	1,551	1,237
Full-time billable consultant utilization rate (2):
Health and Education Consulting	78.1%	78.1%
Accounting and Financial Consulting	50.6%	51.8%
Legal Consulting	53.7%	57.9%
Corporate Consulting	73.8%	65.2%
Total	69.7%	65.0%

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Three Months Ended March 31,
Other Operating Data:	2009	2008
Full-time billable consultant average billing rate per hour (3):
Health and Education Consulting	$245	$269
Accounting and Financial Consulting	$253	$268
Legal Consulting	$233	$234
Corporate Consulting	$362	$329
Total	$259	$276
Revenue per full-time billable consultant (in thousands):
Health and Education Consulting	$92	$103
Accounting and Financial Consulting	$61	$66
Legal Consulting	$57	$64
Corporate Consulting	$124	$103
Total	$86	$86
Average number of full-time equivalents (for the period) (4):
Health and Education Consulting	97	38
Accounting and Financial Consulting	104	239
Legal Consulting	503	468
Corporate Consulting	9	8
Total	713	753
Revenue per full-time equivalents (in thousands):
Health and Education Consulting	$95	$104
Accounting and Financial Consulting	$59	$61
Legal Consulting	$27	$30
Corporate Consulting	$135	$70
Total	$42	$44

(1)	Consists of our full-time professionals who provide consulting services and generate revenues based on the number of hours worked.
(2)
Utilization rate for our full-time billable consultants is calculated by dividing the number of hours all our full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.

(3)	Average billing rate per hour for our full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.
(4)
Consists of consultants who work variable schedules as needed by our clients, as well as contract reviewers and other professionals who generate revenues primarily based on number of hours worked and units produced, such as pages reviewed and data processed. Also includes full-time employees who provide software support and maintenance services to our clients.

HURON CONSULTING GROUP INC.

RECONCILIATION OF OPERATING INCOME TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (5)
(in thousands)

	Three months ended March 31,
	2009	2008
Revenues	$163,009	$139,394

Operating income	$21,842	$20,629
Add back:
Depreciation and amortization	7,445	5,162
Earnings before interest, taxes, depreciation and amortization (EBITDA) (5)	29,287	25,791
Add back:
Share-based compensation	6,638	6,418
Adjusted EBITDA (5)	$35,925	$32,209
Adjusted EBITDA as a percentage of revenues	22.0%	23.1%

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME (5)
(in thousands)

	Three months ended March 31,
	2009	2008
Net income	$10,251	$10,213
Diluted earnings per share	$0.51	$0.56
Add back:
Amortization of intangible assets	3,056	1,724
Share-based compensation	6,638	6,418
Tax effect	(3,975)	(3,330)
Total adjustments, net of tax	5,719	4,812
Adjusted net income (5)	$15,970	$15,025
Adjusted diluted earnings per share (5)	$0.79	$0.82

(5)
In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, and adjusted net income, which are non-GAAP measures. Management believes that the use of such measures, as supplements to operating income, net income and other GAAP measures, are useful indicators of the Company’s financial performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.